DECHERT PRICE & RHOADS
                               1500 K Street, N.W.
                                    Suite 500
                             Washington, D.C. 20005


                                                  March 26, 1997



Neuberger&Berman Advisers Management Trust
605 Third Avenue
Second Floor
New York, New York  10158-0006

                  Re: Post-Effective Amendment No. 22 to Registration Statement on Form N-1A for Neuberger&Berman Advisers Management Trust (the "Trust")
                           (File Nos. 2-88566 and 811-4255)

Dear Sirs and Madams:

         We hereby consent to the reference to our firm as counsel in the Trust's Statement of Additional Information contained in the Post-Effective Amendment No. 22 to the Trust's Registration Statement.

                                                     Very truly yours,


                                                     /s/ Dechert Price & Rhoads